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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Alpha Microsystems for the registration of 578,630 shares of its common stock and to the incorporation by reference therein of our report dated April 15, 1998, except for Note 6 as to which the date is April 23, 1998, with respect to the consolidated financial statements and schedules of Alpha Microsystems included in its Annual Report on Form 10-K for the year ended February 22, 1998, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             --------------------------
                                                 Ernst & Young LLP



Orange County, California
July 13, 1998